Former Group President of Calvin Klein Underwear Global,

Martha Olson, Joins Naked Board of Directors

New York, NY – March 3, 2015 -- Naked Brand Group Inc. (OTCQB:NAKD; “Naked” or “the Company”) a global lifestyle brand focused on innovative and luxurious innerwear, loungewear, sleepwear and active wear, is pleased to announce that highly accomplished apparel industry leader Martha Olson has joined the Naked Board of Directors where she will advise the company on category expansion and growth.

Ms. Olson has a proven track record over her 30 year career of growing global, iconic brands such as Calvin Klein Underwear and Ralph Lauren Intimates while delivering superior shareholder returns. As a Warnaco Corporate Officer and the Group President of Calvin Klein Underwear Global and the Heritage Brands (Speedo, Chaps and Core Intimates Divisions), the businesses she had responsibility for grew to $1.4B and contributed 70% of Warnaco’s Operating Income. Calvin Klein Underwear revenue grew at an annualized compound rate of 8%. She has strong global expertise in general management, operations, commercial execution and marketing across a wide range of industries. “Martha’s distinguished global expertise in fashion and consumer lifestyle brands, her inspiring leadership, and passion for the industry are powerful additions to Naked’s Board. We are so excited to start working with her closely and benefiting from her unique talents,” said Carole Hochman, CEO and Chief Creative Officer of Naked.

“I am honored to join the Naked board and work with this truly exceptional team led by Carole Hochman,” says Olson. “Based on my experience at Calvin Klein, Warnaco and in the global underwear industry, I see enormous opportunities for the Naked brand. I look forward to sharing my experiences and contributing to the future direction and success of this exciting brand.”

Prior to being named a corporate officer, Martha held several positions of increasing responsibility within the Warnaco organization. She also held several leadership positions within Sara Lee Branded Apparel (now Hanes Brands Inc.). Her career with Sara Lee began as the V.P. Marketing for the Playtex Intimate Apparel brand and progressed to several general management positions, both in Canada (President, Isotoner; President, Sara Lee Hosiery) and the U.S. (President, Specialty Intimates; President, Ralph Lauren Intimates). Ms. Olson began her career in Brand Management; leading growth, category expansion and turnaround for several iconic brands at General Mills (Cheerios, Betty Crocker, Bisquick) and Nestle (Toll House).

Martha holds a BA degree from Lawrence University and an MBA from Northwestern University’s Kellogg School of Management.

In connection with the appointment of Ms. Olson, Alex McAulay has resigned as a director of the company. Mr. McAulay has been appointed as a member of Naked’s Advisory Board.

ABOUT Naked
Naked was founded on one basic desire, to create a new standard for how products worn close to the skin fit, feel and function. Established in 2010, by Joel Primus in Vancouver, Naked has a strong and growing footprint for it’s innovative and luxurious men’s innerwear products in some of the best online and department stores in North America. In 2014, renowned designer and sleepwear pioneer Carole Hochman, joined Naked as Chief Executive Officer, Chief Creative Officer and Chairwoman with the goal of growing Naked into a global lifestyle brand. Naked is hard at work developing amazing women’s intimate apparel, sleepwear and loungewear – the kind of extraordinary products for which Carole Hochman has been admired for years. These women’s collections will be introduced during 2015. Meanwhile, Naked is committed to constant innovation and optimization of its men’s collections as well. In the future, Naked plans to expand into other apparel and product categories that can exemplify the mission of the brand, such as activewear, swimwear, sportswear and more.

FORWARD LOOKING STATEMENTS
This news release contains forward-looking statements, which reflect the expectations of management of the Company with respect to potential future events. Forward-looking statements consist of statements that are not purely historical, including any statements regarding beliefs, plans, expectations or intentions regarding the future. Such forward-looking statements include, but are not limited to, (i) statements that Martha Olson’s unique talents will benefit Naked; (ii) statements that there are enormous opportunities for the Naked brand and that Martha Olson’s shared experiences and contributions will contribute to the future direction and success of the brand; (iii) statements that in the future Naked plans to expand into other apparel and product categories such as activewear, swimwear, sportswear and more; and (iv) statements regarding the Company’s women’s collections to be introduced during 2015. These forward-looking statements are subject to risks and uncertainties that may cause actual results, performance or developments to differ materially from those contained in the statements. Actual results and the timing of events could differ materially from those anticipated in the forward-looking statements as a result of such risks and uncertainties, which include, without limitation: an economic downturn or economic uncertainty in the Company’s key markets; the Company’s inability to effectively manage the growth and the increased complexity of its business; the Company’s highly competitive market and increasing competition in the market; the Company’s inability to deliver its products to the market and to meet customer expectations due to problems with its distribution system; the Company’s failure to maintain the value and reputation of its brand; the Company’s failure to raise the capital necessary to carry out its business plan and operations; and other risk factors detailed in the Company’s reports filed with the Securities and Exchange Commission and available at www.sec.gov. These forward-looking statements are made as of the date of this news release, and the Company disclaims any intent or obligation to update the forward-looking statements, or to update the reasons why actual results, performance or developments could differ from those anticipated in the forward-looking statements, except as required by applicable law, including the securities laws of the United States. Although the Company believes that any beliefs, plans, expectations and intentions contained in this news release are reasonable, there can be no assurance that any such beliefs, plans, expectations or intentions will prove to be accurate.

Contact:
Nataly Blumberg
The Bromley Group
O/ 212.696.1100 x17
C/ 516.859.6665
nblumberg@tbg-world.com